SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  June 11, 1999

                                 MathSoft, Inc.
                                 --------------
             (Exact name of Registrant as specified in its charter)


          Massachusetts           0-020992          04-2842217
     ----------------------     ------------    ------------------
     (State or jurisdiction     (Commission       (IRS Employer
       of Incorporation)        File number)    Identification No.)


              101 Main Street                       02142
          Cambridge, Massachusetts                  -----
           (Address of principal                  (Zip Code)
             executive offices)

                                 (617) 577-1017
                                 --------------
               Registrant's telephone number, including area code

Item  5.  Other  Events.
------------------------

     On June 1, 1999, MathSoft, Inc. ("MathSoft") took steps to incorporate FreeScholarships.com, Inc. ("FSC"), a subsidiary of MathSoft, and on June 11, 1999, FSC issued its initial capital stock to MathSoft. FSC will be an Internet company providing information and assistance to a broad consumer market focused on funding the costs of education.

     MathSoft received 545,455 shares of Series A Convertible Preferred Stock, with a deemed value of $1.00 per share, in exchange for net assets MathSoft transferred to FSC, consisting of all of MathSoft's right, title and interest in the confidential business plan and concepts underlying the FreeScholarships strategy, including rights to specified URLs, a prototype web site and any other tangible and intangible assets owned by MathSoft which are associated with the FreeScholarships strategy. In addition to the asset transfer, FSC also agreed to reimburse MathSoft $200,000 for business development expenses associated with FSC. MathSoft also invested $3,000,000 in exchange for 3,000,000 shares of FSC's Series A Convertible Preferred Stock.

     The 3,545,455 shares of FSC's Series A Convertible Preferred stock issued to MathSoft on June 11, 1999, represent all of FSC's outstanding stock as of the date hereof. It is the current intention of the MathSoft Board of Directors to provide FSC with an additional $2,000,000 of financing in the months ahead in the form of a bridge loan, with an interest rate of 8%, the principal amount of which will convert automatically into Series B Preferred Stock at 90% of the price per share paid by other third party purchasers of Series B Preferred Stock when the Series B round of external financing is consummated.

     The  Series  A  Convertible  Preferred  Stock:
-     carries  a  cumulative  accruing  eight  percent  (8%)  annual  dividend
- has a liquidation preference of original cost plus all accrued but unpaid dividends (initially an aggregate amount equal to $3,545,455) which amount would be paid in preference to the rights of any holder of Common Stock or other junior security in the event of a liquidation, dissolution, winding up, redemption, and in certain cases upon a merger or sale of assets
-     will  be  redeemable  in two installments on July 1, 2004 and July 1, 2005
- will be converted to common stock of FSC at the option of the holder (on a one-for-one basis, subject to adjustments for stock splits and the like) or without the holder's consent upon a firm commitment underwritten public offering of Common Stock at a price per share of not less than $4.00 that results in net proceeds to FSC of not less than $20,000,000.

     The initial members of the Board of Directors of FreeScholarships.com, Inc. will be the current four members of the Board of Directors of MathSoft. Mr. Digate conceived the idea of the principal business plan and concepts underlying FreeScholarships.com and will be its President and Chief Executive Officer. Mr. Digate will continue in his existing position as the President and Chief Executive Officer of MathSoft.

     FSC has reserved 1,909,090 shares of Common Stock for issuance under its 1999 Stock Option and Incentive Plan. On June 11, 1999, the Board of Directors of FSC with the concurrence of the Board of Directors of MathSoft approved a grant to Mr. Digate of an option to purchase 1,090,909 shares of FSC common stock at a price of $0.13 per share. Twenty-five percent (25%) of such options will vest one year from the date of grant, with the remaining options vesting monthly in equal installments in years two through four so long as Mr. Digate remains employed by FSC. The Board of Directors of MathSoft, in light of the formation of FreeScholarships.com and the FSC stock options being granted to Mr. Digate, decided not to award MathSoft options to Mr. Digate while other senior officers of MathSoft were granted options.

     MathSoft's cash and cash equivalents totaled approximately $5.8 million at March 31, 1999. MathSoft also has a line of credit agreement with a commercial bank, which allows MathSoft to borrow up to a maximum of $2.0 million subject to adequate accounts receivable coverage and maintenance of certain financial covenants, and no amounts thereunder are currently outstanding. MathSoft believes that its present cash position and bank credit line availability, and income from cash flows will be sufficient to meet its operating needs for the next 12 months, after taking into account its initial $3.0 million investment and presently anticipated $2.0 million follow-on investment in FSC. FSC initially will be a wholly-owned subsidiary of MathSoft (exclusive of options to acquire stock of FSC) and management anticipates FSC will incur substantial losses for the foreseeable future. Accordingly, all losses incurred by FSC will be included in MathSoft's consolidated financial results of operations. MathSoft's investment in FSC represents a significant departure from MathSoft's past business model of licensing software products, and there can be no assurance that the FSC business will be successful or that MathSoft will have the necessary resources to finance FSC's activities in the future.

     On June 14, 1999, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     This report contains forward-looking statements which involve risks and uncertainties. MathSoft's actual experience may differ materially from that discussed above. Factors that might cause such differences include, but are not limited to, those discussed under the heading "Risk Factors" in MathSoft's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1999 as well as future events that have the effect of reducing MathSoft's available cash balances, such as unexpected operating losses or capital expenditures.

Item  7.  Financial  Statements  and  Exhibits.
----------------------------------------------

Exhibit No.                     Exhibit
-----------                     -------
       99.1  Press Release of MathSoft, Inc. dated June 14, 1999
       99.2  Certificate of Incorporation of FreeScholarships.com, Inc.
       99.3  Assignment, Bill of Sale and Stock Issuance Agreement
             dated June 11, 1999 by and between MathSoft, Inc. and
             FreeScholarships.com, Inc.
       99.4  Series A Convertible Preferred Stock Purchase
             Agreement dated as of June 11, 1999 by and between
             MathSoft, Inc. and FreeScholarships.com, Inc.
       99.5  1999 Stock Option and Incentive Plan of
             FreeScholarships.com, Inc.
       99.6  Form of Incentive Stock Option Agreement
       99.7  Form of Non-Qualified Stock Option Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MATHSOFT,  INC.



June 15, 1999                                 By: /s/  Robert  P.  Orlando
                                                  ---------------------------
                                                  Robert  P.  Orlando
                                                  Chief  Financial  Officer

                                  Exhibit Index
                                  -------------


Exhibit No.                     Exhibit
-----------                     -------
       99.1  Press Release of MathSoft, Inc. dated June 14, 1999
       99.2  Certificate of Incorporation of FreeScholarships.com, Inc.
       99.3  Assignment, Bill of Sale and Stock Issuance Agreement
             dated June 11, 1999 by and between MathSoft, Inc. and
             FreeScholarships.com, Inc.
       99.4  Series A Convertible Preferred Stock Purchase
             Agreement dated as of June 11, 1999 by and between
             MathSoft, Inc. and FreeScholarships.com, Inc.
       99.5  1999 Stock Option and Incentive Plan of
             FreeScholarships.com, Inc.
       99.6  Form of Incentive Stock Option Agreement
       99.7  Form of Non-Qualified Stock Option Agreement